UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 7, 2019 (January 4, 2019)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          In connection with the resignation of Terrill Wycoff as a director of Lincolnway Energy, LLC (the “Company”) effective December 31, 2018, pursuant to Section 4.10 of the Company’s Second Amended and Restated Operating Agreement dated November 10, 2010, as amended March 4, 2013 and March 3, 2016 (the “Operating Agreement”), on January 4, 2019, the remaining directors elected Douglas Moore to fill the vacancy created upon Mr. Wycoff’s resignation.  In accordance with Section 4.10 of the Operating Agreement, Mr. Moore will serve until the Company’s 2019 Annual Meeting of Members.  At this time Mr. Moore has not been appointed to any of the Company’s committees.  Mr. Moore will be compensated for his service as a director as described in the Company’s Proxy Statement for its 2018 Annual Meeting of Members filed with the Securities and Exchange Commission on January 23, 2018.

Mr. Moore is the owner and founder of EuroSource LLC based in Ames, Iowa which was formed in September 2008.  EuroSource LLC provides secondhand machinery, valuations and liquidation services in the composite panel industry throughout the U.S. and Canada.  Since 2014, Doug has been a partner in Iowa Tarping Solutions LLC, providing feedstock protection services for cellulosic ethanol raw material.    Doug also serves as President of Ames Seed Capital, a community venture capital fund based in Ames, Iowa.  Mr. Moore brings to the Company substantial domestic and international business management experience and industry expertise as well as significant knowledge of financial markets, financing and funding operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: January 7, 2019	By:	/s/ Eric Hakmiller
Eric Hakmiller
President and Chief Executive Officer